Exhibit 99.1

News Release

Investor Contact:

Tyler Treat

612.851.7358

ttreat@valspar.com

Valspar Reports First-Quarter Results

Company Raises Fiscal 2012 Guidance

Minneapolis, Minn. – February 14, 2012 – The Valspar Corporation (NYSE-VAL) today reported its results for the first-quarter ended January 27, 2012.

First-quarter sales totaled $885.6 million, a 5.1 percent increase from the first quarter of 2011. First-quarter adjusted net income per share increased to $0.62 in 2012, a 59 percent increase from $0.39 in 2011. First-quarter adjusted net income per share in 2012 excludes a $0.04 per share restructuring charge. First-quarter adjusted net income per share in 2011 excludes $0.05 per share in acquisition-related charges. Net income for the first quarter of 2012 was $55.8 million and reported earnings per share were $0.58. Net income for the first quarter of 2011 was $33.4 million and reported earnings per share were $0.34.

“We are pleased to report strong earnings for the quarter, which were the result of excellent execution and generally in line with our expectations. We continue to make progress in restoring our operating margins through pricing, productivity and cost management,” said Gary E. Hendrickson, president and chief executive officer. “In the quarter, we strengthened our balance sheet by issuing a $400 million bond at attractive rates. Despite higher interest expense and challenging global markets, we are raising our full year earnings guidance to $2.92-$3.12.”

Hendrickson and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparcorporate.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped delay of the call will also be available from 12:30 p.m. Central Time February 14 through Midnight on February 28 by dialing 1-800-475-6701 from within the U.S. or 320-365-3844 from outside of the U.S., using access code 235963.

The Valspar Corporation (NYSE: VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

FORWARD-LOOKING STATEMENTS

Certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expects,” “projects,” “estimates,” “anticipates,” “believes,” “could,” “may,” “will,” “plans to,” “intend,” “should” and similar expressions. These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operations and achievement of profitable growth in developing markets, including Asia and Central and South America; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended January 27, 2012 and January 28, 2011

	First Quarter
(Dollars in thousands, except per share amounts)	(Unaudited)	(Unaudited)
	2012	2011
Net Sales	$885,647	$842,404
Cost of Sales	592,331	583,491
Gross Profit	293,316	258,913
Research and Development	26,893	27,824
Selling, General and Administrative	175,708	167,701
Operating Expenses	202,601	195,525
Income (Loss) From Operations	90,715	63,388
Interest Expense	15,789	15,559
Other (Income) Expense, Net	(522)	564
Income (Loss) Before Income Taxes	75,448	47,265
Income Taxes	19,666	13,838
Net Income (Loss)	$55,782	$33,427
Average Number of Shares O/S - basic	92,861,129	96,859,667
Average Number of Shares O/S - diluted	95,485,354	99,600,414
Net Income (Loss) per Common Share - basic	$0.60	$0.35
Net Income (Loss) per Common Share - diluted	$0.58	$0.34

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, management has reported non-GAAP financial measures - “Adjusted net income per common share – diluted” and “Full year guidance for adjusted net income per common share - diluted”. Management discloses these measures because we believe the measures may assist investors in comparing our results of operations in the respective periods without regard to the effect on results of (i) after-tax restructuring charges and (ii) after-tax acquisition-related charges in the 2011 period.

NON-GAAP RECONCILIATION

The following is a reconciliation of “Net income per common share - diluted” to “Adjusted net income per common share - diluted” for the periods presented:

	First Quarter
	2012	2011
Net Income per Common Share - diluted	$0.58	$0.34
Restructuring Charges	0.04	—
Acquisition-related Charges	—	0.05
Adjusted Net Income per Common Share - diluted	$0.62	$0.39

The following is a reconciliation of "Forecasted Net Income per Common Share - diluted" to our "Full Year Guidance" for the period presented.

Full Year 2012
Forecasted Net Income per Common Share - diluted	$2.83 - $3.03
Restructuring Charges	$0.09
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$2.92 - $3.12

	January 27,	October 28,	January 28,
(Dollars in thousands)	2012	2011	2011
Assets	(Unaudited)		(Unaudited)
Current Assets:
Cash and Cash Equivalents	$305,712	$178,167	$168,293
Restricted Cash	20,108	20,378	12,679
Accounts and Notes Receivable, Net	596,752	664,855	549,858
Inventories	380,944	336,750	404,777
Deferred Income Taxes	48,942	50,685	50,448
Prepaid Expenses and Other	74,759	74,302	78,154
Total Current Assets	1,427,217	1,325,137	1,264,209
Goodwill	1,056,008	1,058,006	1,361,408
Intangibles, Net	552,792	553,286	638,452
Other Assets	20,597	13,560	15,645
Long Term Deferred Income Taxes	1,964	1,909	4,703
Property, Plant & Equipment, Net	545,193	548,253	567,375
Total Assets	$3,603,771	$3,500,151	$3,851,792

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term Debt	$8,760	$169,516	$166,544
Current Portion of Long-Term Debt	200,000	207,803	—
Trade Accounts Payable	447,437	463,580	425,757
Income Taxes	9,006	17,684	27,639
Other Accrued Liabilities	309,450	401,350	300,725
Total Current Liabilities	974,653	1,259,933	920,665
Long Term Debt, Net of Current Portion	1,066,763	679,805	949,795
Deferred Income Taxes	208,531	214,920	257,322
Other Long Term Liabilities	140,295	132,943	154,268
Total Liabilities	2,390,242	2,287,601	2,282,050
Stockholders' Equity	1,213,529	1,212,550	1,569,742
Total Liabilities and Stockholders' Equity	$3,603,771	$3,500,151	$3,851,792

The Valspar Corporation

Other Financial Data

Dollars in thousands

	Quarter 1
	2012	2011
I. Comparison year over year
Gross Profit, as a percentage of net sales (1)
Gross Profit, reported	33.1%	30.7%
Gross Profit, adjusted (2)	33.5%	31.7%

Operating Expense as a percentage of net sales (1)
Operating Expense, reported	22.9%	23.2%
Operating Expense, adjusted (3)	22.6%	23.2%

Operating Profit (Loss), as a percentage of net sales (1)
Operating Profit, reported	10.2%	7.5%
Operating Profit, adjusted (2)	10.8%	8.5%

	Quarter 1
	2012	2011
II. Segment Data
Sales
Coatings	$494,649	$456,389
Paint	339,557	335,951
All Other less intersegment sales	51,441	50,064
Total	$885,647	$842,404

Earnings Before Interest and Taxes (EBIT) (1)
Coatings	$73,872	$50,825
Paint	23,365	19,513
All Other	(6,000)	(7,514)
Total	$91,237	$62,824

Earnings Before Interest and Taxes (EBIT) (1), adjusted (2)
Coatings	$74,261	$51,821
Paint	27,391	26,420
All Other	(5,318)	(7,514)
Total	$96,334	$70,727

(1) Certain amounts in prior year financial statements have been reclassified to conform with the 2012 presentation.

(2) Excludes restructuring charges in both periods and acquisition-related charges in the 2011 period.

(3) Excludes restructuring charges in the 2012 period.